UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 11, 2021 (February 10, 2021)

ConocoPhillips

(Exact name of registrant as specified in its charter)

Delaware	001-32395	01-0562944
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

925 N. Eldridge Parkway
Houston, Texas 77079

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 293-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $.01 Par Value	COP	New York Stock Exchange
7% Debentures due 2029	CUSIP – 718507BK1	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

ConocoPhillips announced that Kontessa S. Haynes-Welsh has been appointed Chief Accounting Officer effective as of March 1, 2021.

Ms. Haynes-Welsh, age 46, served as Assistant Controller of the Company since January 2020. Prior to serving as Assistant Controller, Ms. Haynes-Welsh was the Company’s Manager, Strategy, Planning & Portfolio Management from June 2018 to December 2019. She became Manager, Finance and Performance Analysis in September 2016 and served in that role until May 2018. Ms. Haynes-Welsh previously held the position of Director, Lower 48 Strategy & Portfolio Management from February 2016 until September 2016. There is no arrangement or understanding between Ms. Haynes-Welsh and any other person pursuant to which Ms. Haynes-Welsh was appointed as Chief Accounting Officer. There are no family relationships between Ms. Haynes-Welsh and any of the Company’s directors or executive officers. There have been no related party transactions involving Ms. Haynes-Welsh (or any of her immediate family members) during the period since December 31, 2019.

Mr. Haynes-Welsh will participate in the compensation programs described under “Compensation Discussion and Analysis” beginning on page 51 of ConocoPhillips’ Proxy Statement relating to its 2020 Annual Meeting of Stockholders, as filed with the SEC on March 30, 2020, which description is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS

/s/ Shannon B. Kinney
Shannon B. Kinney Deputy General Counsel, Chief Compliance Officer and Corporate Secretary

February 11, 2021